AIMCO
                  Apartment Investment and Management Company





                                                                October 22, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:


Re:     Springhill Lake Investors Limited Partnership
        File #:  0-14569


We have read the statements of Springhill Lake Investors Limited Partnership to be included in Item 4 of the Form 8-K dated October 20, 1998. In connection therewith, we concur with the statement made by registrant and confirm that during the two most recent fiscal years of the registrant and each subsequent interim period preceding October 20, 1998, there were no disagreements between Springhill Lake Investors Limited Partnership and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused us to make reference to the subject matter of such disagreement if not resolved to our satisfaction.


                                          Very truly yours,




                                          /s/ Reznick Fedder & Silverman
                                          Reznick Fedder & Silverman
                                          Certified Public Accountants














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